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                                                                     Exhibit 3.2

                          CERTIFICATE OF INCORPORATION
                                       OF
                                LIQUOR.COM, INC.

         1. The name of the Corporation is Liquor.com, Inc.

         2. The address of its registered office in the State of Delaware is 9 East Loockerman, in the City of Dover, 19901, County of Kent. The name of its registered agent at such address is National Registered Agents, Inc.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         4. The total number of shares of stock which the Corporation shall have authority to issue are:

              6,000,000         Common Stock, par value $.00001 per share.
              1,000,000         Preferred Stock, par value $.00001 per share.

         The Preferred Stock may be issued from time to time, in one or more series, and each series shall be known and designated by designations as may be stated and expressed in a resolution or resolutions adopted by the Board of Directors of the Corporation and as shall have been set forth in a certificate, made, executed, acknowledged, filed and recorded in the manner required by the laws of the State of Delaware in order to make the same effective. Each series shall consist of the number of shares as shall be stated and expressed in the resolution(s) providing for the issuance of Preferred Stock of the series together with the additional number of shares as the Board of Directors by resolution(s) may, from time to time, determine to issue as part of the series. Unless otherwise provided with respect to any series, shares of any series may be issued in fractional shares. All shares of any one series of Preferred Stock shall be alike in every particular respect except that shares issued at different times may accumulate dividends from different dates. The Board of Directors shall have the power and authority to state and determine, in the resolution(s) providing for the issue of each series of Preferred Stock, the number of shares of each series authorized to be issued, the voting powers (if any) and the designations, preferences and relative, participating, optional or other rights appertaining to series, and the qualifications, limitations or restrictions of the series (including, but not limited to, full power and authority to determine as to the Preferred Stock of each series, the rate(s) of dividends payable thereon, the times of payment of the dividends, the prices and manner upon which the Preferred Stock of the series may be redeemed, the amount or amounts payable thereon in the event of liquidation, dissolution or winding up of the Corporation, and the right (if any) to convert the same into, and/or to purchase, stock of any other class or series). The Board of Directors may, from time to time, decrease the number of authorized shares of any series of Preferred Stock (but not below the number of shares of any series of Preferred Stock then outstanding). The foregoing provisions of this paragraph with respect to the creation or issuance of series of Preferred Stock shall be subject to any additional conditions with respect thereto which may

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CERTIFICATE OF INCORPORATION
OF LIQUOR.COM, INC

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be contained in any resolutions then in effect which shall have theretofore been adopted in accordance with the foregoing provisions of this paragraph with respect to any then outstanding series of Preferred Stock.

         5. The Corporation is to have perpetual existence.

         6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the Corporation, subject to any specific limitation provided by any bylaws adopted by the stockholders.

         7. Meetings of stockholders may be held within or outside of the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the bylaws) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

         8. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware, or any other applicable law, is amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, or any other applicable law, as so amended. Any repeal or modification of this ARTICLE VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         9. The Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the

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CERTIFICATE OF INCORPORATION
OF LIQUOR.COM, INC

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request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The words "liabilities" and "expenses" shall include, without limitation: liabilities, losses, damages, judgments, fines, penalties, amounts paid in settlement, expenses, attorneys' fees and costs. The indemnification provided by or granted pursuant to this ARTICLE IX shall not be deemed exclusive of any other rights to which any person indemnified or being advanced expenses may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         The Corporation may purchase and maintain insurance on behalf of any person referred to in the preceding paragraph against any liability asserted against and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this
ARTICLE IX or otherwise.

         For purposes of this ARTICLE IX, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this ARTICLE IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         The provisions of this ARTICLE IX shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while this ARTICLE IX and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law, if any, are in effect, and any repeal or modification of such law or of this
ARTICLE IX shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

         For purposes of this ARTICLE IX, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall

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CERTIFICATE OF INCORPORATION
OF LIQUOR.COM, INC

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include any service as a director, officer, employee or agent of the
Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.

         10. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         11. The Corporation hereby expressly elects not to be governed by
Section 203 of the General Corporation Law of the State of Delaware.

         12. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon the stockholders herein are granted subject to this reservation.

         13. The name and address of incorporator is as follows:

                  Carol Detert          118 W. Edwards, Suite 200
                                        Springfield, Illinois 62704


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CERTIFICATE OF INCORPORATION
OF LIQUOR.COM, INC

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         14. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation. The names and mailing addresses of the persons who are to serve as the initial directors of the Corporation until the first annual meeting of stockholders of the Corporation, or until their successors are elected and qualified, are:

                  Gail P. Zelitzky          4205 West Irving Park Road
                                            Chicago, Illinois 60641

                  Steve Olsher              4205 West Irving Park Road
                                            Chicago, Illinois 60641

         IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, makes this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly, has hereunto set his hand this 15th day of December, 1999.

                                   /s/ Carol Detert
                                  ----------------------------
                                  Incorporator